Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-87102) pertaining to the Stratos International, Inc. 401(k) Savings Plan, of our report dated September 30, 2004, with respect to the financial statements and supplemental schedule of Stratos International, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended May 1, 2004.

Chicago, Illinois October 28, 2004	Ernst & Young LLP